UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  March 5, 2009

ZULU ENERGY CORP.
(Exact name of registrant as specified in its charter)

Colorado	000-52272	20-3281304
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

999 18th Street, 30th Floor, Denver, Colorado 80202
(Address of principal executive offices) (zip code)

(720) 961-3255
(Registrant's telephone number, including area code)

N/A
 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On February 27, 2009, Zulu Energy Corp. (the “Company”) entered into a Securities Purchase Agreement (the “Purchase Agreement”), dated effective February 19, 2009, with an accredited investor (the “Purchaser”) to issue and sell to the Purchaser units (the “Units”) with each unit consisting of one share of the Company’s common stock and a warrant to purchase one share of its common stock.  Under the Purchase Agreement the Purchaser has agreed to purchase 4 million Units consisting in the aggregate of 4 million shares of the Company’s common stock (the “Shares”) and warrants to purchase in the aggregate 4 million shares of its common stock (the “Warrants”) for $0.50 per Unit or an aggregate purchase price of $2 million (the “Purchase Price”).  The description of the Purchase Agreement in this Current Report on Form 8-K is a summary only and is qualified by reference to the Purchase Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K.

Pursuant to the terms of the Purchase Agreement, the payment of the aggregate Purchase Price is to be made in 21 installments with the first installment in the amount of $300,000 to be paid on February 28, 2009 and the subsequent 20 installments each in the amount of $85,000 to be paid twice monthly through December 2009.  The installment payments following the initial installment payment may be modified by accelerating a portion of a subsequent installment payment pursuant to the terms the Purchase Agreement.  The Company is obligated to deliver to the Purchaser the applicable number of Shares and Warrants within ten business days of the last day of each month during which installment payments are made by the Purchaser to the Company.  The aggregate Purchase Price and number of Units to be issued by the Company and sold to the Purchaser have been fixed under the terms of the Purchase Agreement.

The Warrants to be issued as part of the Units have an exercise price of $0.50 per share and a two-year exercise period from the respective date of issuance.  The Warrants are immediately exercisable following the increase in the Company’s authorized shares of common stock pursuant to an amendment to the Company’s Articles of Incorporation. The description of the Warrants in this Current Report on Form 8-K is a summary only and is qualified by reference to the form of Warrant, which is filed as Exhibit 10.2 to this Curent Report on Form 8-K.

The Company will use the proceeds from the sale of the Units for operating capital and general administrative and corporate matters including the repayment of trade indebtedness, including certain indebtedness owed to Brian Hughes, the Chairman of the Company’s Board of Directors.  Mr. Hughes and his children control LMA Hughes LLLP, which is the Company’s largest stockholder.  Under the terms of the Purchase Agreement, the Company has agreed that effective February 1, 2009 and until the final installment payment is made by the Purchaser to defer until after the final installment 50% of the amount of the monthly salaries and automobile allowances of Mohamed Gova, the Company’s Chief Executive Officer, Chief Financial Officer and Vice Chairman of the Board of Directors, and Keith Reeves, the Company’s Vice President, Exploration.

The Company has also agreed under the Purchase Agreement to use commercially reasonable efforts to hold a meeting of its stockholders as soon as practicable to approve an amendment to the Company’s Articles of Incorporation increasing the Company’s authorized shares of common stock.

Item 3.02	Unregistered Sales of Equity Securities

The information set forth in Item 1.01 of this Current Report above is incorporated by reference into this Item 3.02.

The Units were offered in a private placement (the “Private Placement”), have not been nor has the Shares or Warrants or shares underlying the Warrants (the “Warrant Shares”) been registered under the Securities Act of 1933, as amended (the “Securities Act”), and may not be offered or sold in the United States absent the registration of the resale of the Shares, Warrants and Warrant Shares or an applicable exemption from the registration requirements of the Securities Act.  The transactions contemplated by the Purchase Agreement are exempt from the registration requirements of the Securities Act, pursuant to Section 4(2) and/or Regulation D thereunder.  Pursuant to the Purchase Agreement, the investor made representations to the Company regarding its ability to invest in the Private Placement, including, without limitation, that the investor qualifies as an “accredited investor” as that term is defined under Rule 501(a) of the Securities Act.

This Current Report on Form 8-K (the “Current Report”) shall not constitute an offer to sell, the solicitation of an offer to buy, nor shall there be any sale of the Units and the securities underlying the Units in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

Item 5.02	Departure of Directors; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers

The information concerning the modification of Messrs. Gova and Reeves monthly compensation set forth in Item 1.01 of this Current Report above is incorporated by reference into this Item 5.02.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1	Securities Purchase Agreement, dated as of February 19, 2009, by and between Zulu Energy Corp. and Europe Group Invest S.A.

10.2	Form of Warrant.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ZULU ENERGY CORP.

Dated: March 5, 2009	By:	/s/ Mohamed Gova
Name: Mohamed Gova
Title: Chief Executive Officer

Exhibit Index

Exhibit No.	Description

10.1	Securities Purchase Agreement, dated as of February 19, 2009, by and between Zulu Energy Corp. and Europe Group Invest S.A.

10.2	Form of Warrant.